Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ClearOne, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of our report dated March 31, 2026, relating to the consolidated financial statements of ClearOne, Inc., and subsidiaries (collectively, the Company), as of December 31, 2025 and 2024 and for each of the years then ended, incorporated by reference in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Tanner LLP

Lehi, Utah

August 10, 2026